Exhibit 10.1

CRESTWOOD EQUITY PARTNERS LP

EMPLOYEE UNIT PURCHASE PLAN

INTRODUCTION

Purpose. The purpose of the Crestwood Equity Partners LP Employee Unit Purchase Plan (as amended, restated or otherwise modified from time to time, the “Plan”) is to promote the interests of Crestwood Equity GP LLC, a Delaware limited liability company (the “General Partner”), the general partner of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”) and the Partnership by encouraging all full-time employees of the General Partner, the Partnership and their Affiliates to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the General Partner.

DEFINITIONS

The following terms shall have the meanings set forth below.

“Affiliates” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the General Partner.

“Committee” means the Board or such committee appointed by the Board to administer the Plan pursuant to Section 8.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Custodian” means the person engaged by the General Partner to perform administrative services for the Plan, as provided in the services agreement with such person.

“Employee” means any individual who is a full-time employee of the General Partner, the Partnership or one of their Affiliates, but excluding any employee covered by a collective bargaining agreement unless such bargaining agreement provides for his participation in the Plan.

“Employer” means the General Partner, the Partnership and/or one of their Affiliates, as the case may be.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Offering Period” means each calendar quarter; provided, however, the Offering Period shall include such shorter periods, if any, as may be designated by the Committee from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Purchase Period” means the 10-day period following the end of each calendar quarter; provided, however, the Purchase Period shall include such other periods, if any, as may be designated by the Committee from time to time.

“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”).

“Unit” means a Common Unit of the Partnership.

Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ELIGIBILITY

Eligibility and Plan Entry Date. All Employees shall be eligible to participate in the Plan. An Employee is eligible to enter the Plan beginning on the first day of the month following thirty (30) days after such individual’s employment commencement date.

Prior Service Credit. The Committee, in its discretion, may grant prior service credit to individuals that become Employees pursuant to a corporate merger or acquisition.

UNITS AVAILABLE UNDER PLAN

Unless otherwise increased by the Board, the maximum number of Units that may be purchased for Employees under this Plan is 1,500,000 Units. Units to be delivered under the Plan may be Units acquired by the General Partner in the open market, Units already owned by the General Partner, Units acquired by the General Partner directly from the Partnership or any other person, or any combination of the foregoing. In the event the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment in the maximum number of Units and/or the kind and number of securities deliverable under the Plan is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may make appropriate adjustments to the maximum number of Units and/or the kind and number of securities deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

PURCHASE OF UNITS

Employee Withholding Elections. The Committee shall provide an Employee with the ability to purchase Units under this Plan upon the following terms and conditions:

Provided an Employee submits the required form to begin withholding or make a change to his or her prior withholding election at least seven days before the beginning of a calendar month, an Employee may elect to have his or her Employer withhold from such Employee’s cash base salary or cash base wages each future pay period, for the purchase of Units hereunder, a designated whole percentage of the Employee’s cash base salary or wages (in whole percentages only, not to exceed 10%) up to $25,000 in the aggregate in any calendar year. An Employee may change (subject to the above timing) or, subject to Section 5.1(f), stop his withholding election at any time; however, only two such changes may be made during any calendar year. All Employee elections and any changes to an election shall be in such written form as the Committee or its delegate may establish from time to time. Employees may only make contributions through payroll deductions. To the extent Employee withholding in any calendar year equals $25,000, future employee withholding for the calendar year will cease.

Each withholding election made by an Employee hereunder shall be an ongoing election until the earlier of the date changed by the Employee or the date the Employee ceases to be eligible to participate in the Plan.

The General Partner shall maintain for each electing Employee a separate notional or ledger account reflecting the aggregate amount of his cash base salary or wages that has been withheld and not yet applied to the purchase of Units for such Employee. In addition, subject to the further provisions of the Plan, such account shall be credited with the Units purchased for the Employee under the Plan until such Units are issued in accordance with Section 6. Amounts of cash base salary or wages withheld by the Employer and remitted to the General Partner shall not be segregated from the general assets of the General Partner and shall not bear interest.

During each Purchase Period, the General Partner shall use, to the fullest extent practicable, all amounts then credited to the notional accounts of the electing Employees to purchase Units for such Employees. Purchases of Units may be made at any time or times during the Purchase Period on any securities exchange on which the Units are traded, in the over-the-counter market and/or in negotiated transactions as the Committee shall determine.

Upon an Employee’s termination of employment with his or her Employer, all cash amounts and whole Units then credited to his or her notional account under the Plan, if any, shall be paid or distributed to the terminated Employee as soon as reasonably practicable and in no event later than 60 days following such Employee’s date of termination. To the extent an

Employee has a fractional Unit credited to his or her notional account under the Plan on the date of termination, such fractional Unit will be liquidated and the Employee will receive his pro rata portion of the proceeds from such liquidation.

Subject to the limitation provided above in Section 5.1(a), an Employee may elect to cease contributing to the Plan. Provided an Employee submits his or her election to stop withholding at least seven days before the beginning of an immediately upcoming Purchase Period, the Employee may elect to cease contributing to the Plan and all amounts then credited to such Employee’s notional account will be applied toward the purchase of Units in the immediately upcoming Purchase Period. Unless otherwise administratively feasible, to the extent an Employee submits his or her election to stop withholding within seven days before the beginning of the immediately upcoming Purchase Period, all amounts credited to such Employee’s notional account will be applied toward the purchase of Units in the immediately following Purchase Period and the Employee’s election to stop withholding shall become effective as of the commencement of the next following Offering Period. All requests to withdraw from the Plan submitted during a Purchase Period will become effective as of the then-current Offering Period.

Purchase of Units and Plan Expenses. During each Purchase Period, the General Partner, using funds withheld from Employees’ wages pursuant to this Section 5, shall purchase for the electing Employees the maximum number of whole Units that can be acquired (using the Unit’s Fair Market Value on the date of purchase) based on the sum of (a) cash amounts then credited to the electing Employees’ notional accounts, and (b) an amount, as determined from time to time by the Committee, not to exceed 10% of the amount then credited to the electing Employees’ notional accounts (the “Employer Match Amount”). The General Partner shall pay, other than from the notional accounts, all brokerage fees and other costs and expenses of the Plan. The Units acquired under the Plan for a Purchase Period shall be allocated to Employees in proportion to (a) the sum of their contributions and their allocable Employer Match Amount, over (b) the total of all such Plan amounts applied to the purchase of Units for the Purchase Period. To the extent that Units are purchased on multiple days or at multiple times during a single Purchase Period, the General Partner shall use the weighted average of the Units’ Fair Market Value at the times of purchase as the applicable Unit price upon which Units are allocated to the participating Employees. Notwithstanding that fractional Units may be allocated to an Employee’s account, an Employee who does not have at least one whole Unit credited to his account at the beginning of a Purchase Period must have enough money credited to his notional account to purchase at least one whole Unit. To the extent such an Employee does not have enough cash funds credited to his notional account to purchase at least one whole Unit, all amounts credited to the such Employee’s notional account will be held in a suspense account and disregarded for purposes of purchasing Units until such time as there are enough funds for the purchase of at least one whole Unit.

Withholding of Taxes. To the extent that the Employer is required to withhold any taxes in connection with an Employee’s contributions or the purchase of Units, it will be a condition to the ownership of such Units that the Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include, but not be limited to, a reduction in the cash amounts or Units in such Employee’s notional account.

SALE OR DELIVERY OF UNITS TO PARTICIPANTS

Sale or Delivery of Units. Except as provided below, Units purchased under the Plan shall be held by the Employer, the General Partner or a Custodian for the benefit of the Employee. An Employee may elect, or if determined by the Committee, be required, at any time to have any or all Units allocated to the Employee’s notional account under the Plan sold on behalf of, or delivered to, the Employee or transferred to a brokerage account.

No Delivery of Fractional Units; Custodian. Notwithstanding any other provision contained herein, the Employer, the General Partner or the Custodian will not be required to deliver any fractional Units to an Employee pursuant to the Plan, although an Employee’s notional account under the Plan may be credited with a fractional Unit for record keeping purposes. The Employer or the General Partner may enter into a service agreement with a Custodian that provides for the Custodian to hold on behalf of the Employees the cash contributions, the Units acquired under the Plan and distributions on such Units, provided such agreement permits a Participant to direct the Custodian to either sell, deliver to the Participant a certificate for the Units held for such Participant or transfer the Units to a brokerage account, subject to the limitations in the Plan.

Investment Representation. Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, in the case of any Employee who may be deemed an affiliate (for securities law purposes) of the General Partner or the Partnership, such Units have been registered under the 1933 Act for resale by such Employee, or the Partnership has determined that an exemption from registration is available, the General Partner may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the General Partner with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the General Partner is satisfied that an exemption from such registration is available.

Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (a) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (b) all applicable provisions of the 1933 Act, and (c) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The General Partner acknowledges that it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the General Partner.

RIGHTS OF EMPLOYEES; PARTICIPANTS

Employment. The Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the General Partner, the Partnership or any of their Affiliates, nor will it interfere in any way with any right the General Partner, the Partnership or any of their Affiliates would otherwise have to terminate such Employee’s employment or other service at any time.

Nontransferability. No right to purchase Units granted under this Plan shall be assignable or transferable during the lifetime of any Employee either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

Dividend Reinvestment. To the extent that the Partnership has a dividend reinvestment plan available to Unit holders, Employees purchasing Units pursuant to this Plan shall be eligible to participate in such plan in the same manner as other Unit holders.

PLAN ADMINISTRATION

Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (a) determine which persons are Employees who may participate; (b) determine the number of Units to be purchased by an Employee; (c) determine the time and manner for purchasing Units; (d) interpret, construe and administer the Plan; (e) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (f) make a determination as to the right of any person to receive Units under the Plan; (g) correct any defect, supply any omission, or reconcile an inconsistency in the Plan; and (h) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Partnership or any Employee. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the General Partner with respect to any such action, determination or interpretation.

PLAN AMENDMENT, MODIFICATION AND TERMINATION

This Plan may be amended from time to time by the Committee. This Plan may be terminated at any time by the Committee and, unless Board approval is obtained for an increase in the maximum number of available Units, shall automatically terminate when all Units authorized for purchase pursuant to the Plan have been purchased. On termination of the Plan, all amounts then remaining credited to the notional accounts for Employees shall be returned to the affected Employees.

NONEXCLUSIVITY OF THE PLAN

The sponsorship of the Plan by the General Partner shall not be construed as creating any limitations on the power or authority of the General Partner to adopt such other or additional incentive or other compensation arrangements of whatever nature as the General Partner may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, non-employee directors, or consultants generally, or to any class or group of employees, directors, or consultants, which the General Partner now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

REQUIREMENTS OF LAW

Requirements of Law. The issuance of Units pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

Rule 16b-3. It is intended that any purchases by a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or procedure would otherwise not comply with Rule 16b-3, such provision or procedure shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Employee shall avoid liability under Section 16(b) of the 1934 Act.

Code Section 409A. In the event that any provision of this Plan shall be determined to contravene Code section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to Code section 409A or applicable judicial decisions construing Code section 409A, any such provision shall be void and have no effect. Moreover, this Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan comply with or are exempt from Code section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to Code section 409A of and applicable judicial decisions construing Code section 409A.

No Trust or Fund Created. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate and an Employee or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate pursuant to the Plan, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.

Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any Affiliate regarding the sharing of costs between those entities.

Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware, without regard to conflicts of laws principles.